INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                                MARCH 3, 2000

NUMBER                                                              SHARES
------                                                              ------

                               BidBay.com, Inc.
                       AUTHORIZED: 110,000,000 SHARES

100,000,000 SHARES OF COMMON STOCK	      10,000,000 SHARES OF PREFERRED STOCKS
        PAR VALUE OF 0.001                          PAR VALUE OF 0.001

THIS CERTIFIES THAT _________________________________________ IS THE REGISTERED

HOLDER OF ___________________________________________Shares of the Common Stock


                               BidBay.com, Inc.

             C         O         M         M         O         N

HEREINAFTER DESIGNATED "THE CORPORATION," TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.
   This certificate and the shares represented thereby shall be held subject to all the provisions of the Articles of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate by acceptance hereof, assents and agrees to be bound.
  Any shareholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constitution of each class of series of stock and the designation thereof, and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Articles of Incorporation and the By-laws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

/S/ GEORGE TANNOUS                             /S/ GEORGE TANNOUS
-------------------------------                ---------------------------------
                  PRESIDENT                                       TREASURER